Independent Auditors' Report


The Board of Trustees and Shareholders
Evergreen Equity Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen Blue Chip Fund, Evergreen Equity Income Fund (formerly Evergreen Fund for Total Return), Evergreen Growth and Income Fund, Evergreen Income and Growth Fund, Evergreen Small Cap Value Fund (formerly Evergreen Small Cap Equity Income Fund), Evergreen Utility Fund and Evergreen Value Fund, portfolios of Evergreen Equity Trust, as of July 31, 1999, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years or periods in the two year period then ended, except the Evergreen Income and Growth Fund for the year ended July 31,1998, see below, and financial highlights for each of the years or periods as described on pages to . These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. For the Evergreen Income and Growth Fund, the statement of changes in net assets for the year ended July 31, 1998 and financial highlights for each of the years or periods ended prior to the year ended July 31, 1999 were audited by other auditors, whose report dated September 15, 1998, expressed an unqualified opinion on that financial statement and financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 1999 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Equity Trust as of July 31, 1999, the results of their operations, changes in their net assets and the financial highlights for each of the years or periods described above in conformity with generally accepted accounting
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